UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 7, 2005

BEST BUY CO., INC.

(Exact name of registrant as specified in its charter)

Minnesota

1-9595

41-0907483

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7601 Penn Avenue South

Richfield, Minnesota		55423
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (612) 291-1000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On February 8, 2005, Robert T. Blanchard notified Best Buy Co., Inc.’s Chairman of the Board that he plans to retire as a director and not stand for re-election at the registrant’s 2005 Regular Meeting of Shareholders scheduled for June 23, 2005. Mr. Blanchard intends to serve the remainder of his term as a director through the date of the 2005 Regular Meeting of Shareholders. At this time, the registrant’s Board of Directors does not intend to fill the vacancy created by Mr. Blanchard’s retirement.

Mr. Blanchard has served as a director since September 1999. He currently is the Chairman of the Board’s Nominating, Corporate Governance and Public Policy Committee. He also serves as a member of the Board’s Audit Committee. Mr. Blanchard said he had no disagreements with the registrant. Mr. Blanchard said that his retirement was based solely on his need to rebalance his present mix of work, board and leisure time.

The Board of Directors accepted Mr. Blanchard’s decision and thanked him for his thoughtful leadership over the past five and a half years.

Best Buy Co., Inc.’s Annual Report to Shareholders and its reports on Forms 10-K, 10-Q and 8-K and other publicly available information should be consulted for other important information about the registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEST BUY CO., INC.
(Registrant)

Date: February 11, 2005	/s/ Bruce H. Besanko
Bruce H. Besanko
Vice President – Finance